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                                                                    EXHIBIT 23.2

                            CONSENT OF ERNST & YOUNG

    We consent to the reference to our firm under the captions "Selected Historical Financial Data" and "Experts" and to the use of our report dated March 6, 1996, except for Note 10, as to which the date is June 6, 1996, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Guitar Center Management Company, Inc. dated August 19, 1996.

                                          /s/ ERNST & YOUNG LLP

Los Angeles, California
August 14, 1996